EXHIBIT B
                     INTERCHANGE PEERS RANKED BY NIM GROWTH

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                                                               PRICE/       PRICE/     ANNL LKND
                                                                TANG         LTM          QTR
                                                                 BK          EPS       NIM GROWTH
COMPANY NAME                                      TICKER        (%)          (x)          (%)
---------------------------------------------   ----------   ----------   ----------   ----------
Mellon Financial Corporation                    MEL                 733         18.1         37.5
Center Financial Corporation                    CLFCE               397         20.0         34.9
First Northern Community Bancorp                FNRN                339         24.5         32.7
Farmers & Merchants Bancorp                     FMCB                326         22.7         22.2
Hanmi Financial Corporation                     HAFC                433         17.6         21.6
TD Banknorth Inc.                               BNK                 433         21.3         21.5
First Regional Bancorp                          FRGB                402         20.2         21.1
Santa Lucia Bank                                SLNB                371         25.4         19.4
MidSouth Bancorp, Inc.                          MSL                 353         19.3         19.2
First Community Bancorp                         FCBP                565         18.2         19.0
Capital City Bank Group, Inc.                   CCBG                360         19.0         16.5
First Indiana Corporation                       FINB                337         30.7         13.8
Temecula Valley Bancorp, Inc.                   TMCV                426         18.8         13.4
TowneBank                                       TOWN                342         33.6         13.3
Boston Private Financial Holdings, Inc.         BPFH                474         20.6         13.0
Silver State Bancorp                            SSBX                482         19.5         12.8
Summit Bancshares, Inc.                         SBIT                328         18.6         12.7
United Community Banks, Inc.                    UCBI                356         20.5         11.1
Frederick County Bancorp, Inc.                  FCBI                338         29.2         10.4
Glacier Bancorp, Inc.                           GBCI                425         19.3         10.2
Mission Oaks National Bank                      MKNB                470         37.0          8.3
Alliance Bancshares California                  ABNS                359         18.2          7.6
S&T Bancorp, Inc.                               STBA                340         17.7          7.0
Synovus Financial Corp.                         SNV                 398         19.3          7.0
Waccamaw Bankshares, Inc.                       WBNK                444         35.8          6.9
Seacoast Banking Corporation of Florida         SBCF                352         21.3          6.3
Wilshire Bancorp Inc.                           WIBC                412         18.2          6.2
Central Jersey Bancorp                          CJBK                428         58.2          5.9
Plumas Bancorp                                  PLBC                359         25.0          5.7
UCBH Holdings, Inc.                             UCBH                376         19.0          5.5
Orrstown Financial Services, Inc.               ORRF                418         25.5          5.4
Prosperity Bancshares, Inc.                     PRSP                495         17.7          5.3
Bridge Bancorp, Inc.                            BDGE                376         18.4          5.0
Cathay General Bancorp, Inc.                    CATY                370         17.7          4.8
State Street Corporation                        STT                 372         20.1          3.9
Placer Sierra Bancshares                        PLSB                479         21.0          3.1
CoBiz Inc.                                      COBZ                452         21.4          2.9
Southeastern Bank Financial Corporation         SBFC                352         24.1          2.0
Community Bancorp, Inc.                         CMBC                359         18.3          1.4
Security Bank Corporation                       SBKC                341         19.3          0.9
Cascade Bancorp                                 CACB                413         20.5          0.7
Bridge Capital Holdings                         BBNK                335         30.0          0.7
Lakeland Bancorp, Incorporated                  LBAI                328         17.6         -1.1
PrivateBancorp, Inc.                            PVTB                481         24.0         -2.3
Westamerica Bancorporation                      WABC                596         17.7         -3.3
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
Northern Trust Corporation                      NTRS                380         20.8         -4.5
Virginia Commerce Bancorp, Inc.                 VCBI                352         22.8         -5.5
Bank of the Ozarks, Inc.                        OZRK                412         19.2         -5.6
First South Bancorp, Inc.                       FSBK                354         17.7         -7.1
East West Bancorp, Inc.                         EWBC                350         19.7         -8.5
Greater Bay Bancorp                             GBBK                339         17.9        -10.0
First National Community Bancorp, Inc.          FNCB                356         29.5        -13.8
Pinnacle Financial Partners, Inc.               PNFP                326         32.3        -17.3
Pulaski Financial Corp.                         PULB                330         21.3        -19.9

Interchange Financial Services Corporation      IFCJ                351         18.1         -8.7
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